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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                    RADIATION THERAPY REGIONAL CENTERS, INC.

                             I. NAME OF CORPORATION

         The name of this Corporation shall be RADIATION THERAPY REGIONAL CENTERS, INC. The principal mailing address of the Corporation is 1850 Boyscout Drive, Suite A102, Fort Myers, Florida 33907.

                                  II. PURPOSES

         The purposes for which the Corporation is formed are to engage in any lawful act or activity for which Corporations may be formed under Florida General Corporation Law, Title XXXVI, Chapter 607, or any successor thereto.

                               III. CAPITAL STOCK

         A. The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time shall be 20,000,000 shares of common stock at one one-hundredth of a cent ($0.0001) per share par value.

         B. The consideration to be paid for each share shall be payable in lawful money or property, labor or services.

                                  IV. DURATION

         The Corporation shall have perpetual existence.

                               V. REGISTERED AGENT

         The address of the Corporation's registered office is 1850 Boyscout Drive, Suite A102, Fort Myers, Florida 33907 and the name of its registered agent at said address is Herbert L. Ort.
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                                VI. INCORPORATOR

         The name and address of the Incorporator is as follows:

                           Brian M. Davis, Esq.
                           Taft, Stettinius & Hollister
                           1800 Star Bank Center
                           425 Walnut Street
                           Cincinnati, Ohio 45202-3957

                              VII. INDEMNIFICATION

         The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                              VIII. BYLAW AMENDMENT

         The power to adopt, alter, amend or repeal the bylaws of this Corporation shall be vested in the Board of Directors and Stockholders provided that such amendment be in compliance with the laws of Florida, governing a general business corporation.

         IN WITNESS WHEREOF, I, the incorporator, have executed these Articles of Incorporation, this 14th day of April, 1997.

                                                  _/s/ Brian Davis_____
                                                  Brian M. Davis, Esq.


STATE OF OHIO
                            ) SS:
COUNTY OF HAMILTON)


                  The foregoing Articles of Incorporation were acknowledged before me this 14th day of April, 1997, by Brian M. Davis, Esq.


                                                  _/s/ Joanne McAnlis_______
                                                  Notary Public

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    RADIATION THERAPY REGIONAL CENTERS, INC.

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its Articles of Incorporation.


FIRST:   Amendments adopted:

                  RESOLVED, That Article I of the Corporation's Articles of Incorporation is hereby amended to read as follows:

                  The name of this Corporation shall be RADIATION THERAPY SERVICES, INC. The principal mailing address of the Corporation is 1850 Boyscout Drive, Suite A102, Fort Myers, Florida 33907.


                  FURTHER RESOLVED, That Article III of the Corporation's Articles of Incorporation is hereby amended to read as follows:

                  III.  STOCK

                  A. The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time shall be 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, each at one one-hundredth of a cent ($0.0001) per share par value.

                  B. Shares of preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such a distinctive designation of title as shall be fixed by the Board of Directors of the Corporation (the "Board") prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitation, or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vesting in it, all in accordance with the laws of the State of Florida.
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                  C. The consideration to be paid for each share shall be
                  payable in lawful money or property, labor or services.

SECOND:  The amendments were adopted on   Feb. 5  , 1998.


THIRD:   The amendments were approved by the Shareholders. The number of votes cast for the amendments was sufficient for approval.


         Signed this 5th day of February, 1998.


                                By:___/s/ Daniel Dosoretz__
                                Name: Daniel E. Dosoretz
                                Title: President